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                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /x/

Filed by a party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     INTERNATIONAL SPECIALTY PRODUCTS INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:
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                                       2

                        INTERNATIONAL SPECIALTY PRODUCTS
                                 1361 ALPS ROAD
                            WAYNE, NEW JERSEY 07470

SAMUEL J. HEYMAN
  CHAIRMAN OF THE
       BOARD

                                                                  April 19, 2001

FELLOW STOCKHOLDERS:

     You are cordially invited to attend the International Specialty Products Inc. 2001 Annual Meeting of Stockholders to be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York, on Tuesday, May 15, 2001, at 10:00 a.m., local time.

     The enclosed notice and proxy statement will provide you with complete information concerning the business to come before the meeting. The Company's 2000 Annual Report to Stockholders is also enclosed.

     I look forward to personally greeting you at the meeting as well as reviewing for you at that time the significant developments at the Company during the past year.

                                          Sincerely,

                                          [/s/ Samuel J. Heyman]

                                   [ISP LOGO]

                     INTERNATIONAL SPECIALTY PRODUCTS INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 15, 2001
                            ------------------------

     The Annual Meeting of Stockholders of International Specialty Products Inc. (the "Company") will be held at 10:00 a.m., local time, on Tuesday, May 15, 2001, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York, for the following purposes:

     1. To elect seven directors of the Company;

     2. To consider and approve the adoption of the International Specialty Products Inc. 2000 Stock Option Plan for Non-Employee Directors;

     3. To consider and approve an amendment to the Company's 2000 Long Term Incentive Plan to give the Compensation and Pension Committee of the Board of Directors certain discretion with respect to the initial value and vesting period of the incentive units granted thereunder and to increase to 700,000 the limit on the number of incentive units that may be granted to any eligible person during any calendar year; and

     4. To transact such other business as may properly come before the meeting and all adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 30, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     A list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, at the office of The Bank of New York, 101 Barclay Street, New York, New York, during ordinary business hours for ten days prior to the meeting.

     The accompanying proxy statement forms a part of this notice.

                                          By Order of the Board of Directors,

                                                 /s/ Richard A. Weinberg
                                                    RICHARD A. WEINBERG
                                                          Secretary
Wayne, New Jersey
April 19, 2001

     Return of your signed proxy is the only way your shares can be counted unless you personally cast a ballot at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

                     INTERNATIONAL SPECIALTY PRODUCTS INC.

                              300 DELAWARE AVENUE
                                   SUITE 303
                           WILMINGTON, DELAWARE 19801
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     This Proxy Statement is furnished to stockholders of International Specialty Products Inc. ("ISP" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Tuesday, May 15, 2001, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York, and at any adjournments or postponements thereof. This proxy statement and the proxies solicited hereby are being first sent or delivered to stockholders on or about April 20, 2001.

     The Board of Directors has set the close of business on March 30, 2001 (the "Record Date") as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. As of the close of business on the Record Date, there were outstanding 66,281,174 shares of the Company's common stock, $.01 par value ("Common Stock"). Holders of record of shares of Common Stock are entitled to one vote for each share held by them as of the Record Date on any matter that may properly come before the meeting.

     Shares represented by a valid unrevoked proxy will be voted at the meeting, or any adjournment or postponement thereof, as specified therein by the person giving the proxy. If no specification is made, the shares represented by such proxy will be voted (1) FOR the election of the Board of Directors' nominees as directors; (2) FOR the adoption of the International Specialty Products Inc. 2000 Stock Option Plan for Non-Employee Directors (the "2000 Directors Plan");
(3) FOR the approval of an amendment to the International Specialty Products 2000 Long Term Incentive Plan (the "2000 LTI Plan"); and (4) in the discretion of the persons named as proxies on the enclosed proxy card on such other matters as may properly come before the meeting. Any person giving a proxy may revoke it at any time before its exercise by executing a later dated proxy, by delivery to and receipt by the Company's Secretary of written notice of such revocation, or by attending the meeting and voting in person.

     Stockholders of record holding a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the meeting. Proxies submitted with votes withheld for the election of directors, abstentions and broker non-votes are included in determining whether or not a quorum is present.

     The election of directors of the Company requires the affirmative vote of a plurality of the votes properly cast at the meeting. The vote required for the adoption of the 2000 Directors Plan and the approval of the amendment to the 2000 LTI Plan is the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. Any shares not voted (by abstention, broker non-vote or otherwise) will not be counted as votes cast. Abstentions are treated as votes against a proposal. Broker non-votes on proposals are treated as shares as to which the beneficial holders have withheld voting power and, therefore, are not considered as shares entitled to vote on any proposal to which they relate.

     Samuel J. Heyman, Chairman of the Board of ISP, beneficially owns (as defined in Rule 13d-3 of the Securities Exchange Act of 1934) and has the power to vote approximately 79% of the issued and outstanding Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." Mr. Heyman has indicated to ISP that he intends to vote, or direct the vote of, such shares FOR the election of the Board of Directors' nominees as directors, FOR adoption of the 2000 Directors Plan and FOR approval of the amendment to the 2000 LTI Plan. Accordingly, election of the Board of Directors' nominees as directors, the adoption of the 2000 Directors Plan and the approval of the amendment to the 2000 LTI Plan are assured.

     On July 15, 1998, International Specialty Products Inc. ("Old ISP") merged with and into the Company (then known as ISP Holdings Inc. ("ISP Holdings")). In connection with the merger, ISP Holdings changed its name to International Specialty Products Inc. As used in this proxy statement, "ISP" or the "Company" refers to both Old ISP prior to the merger and the Company subsequent to the merger, unless the context otherwise requires.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Seven (7) directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and have been qualified. The persons designated in the enclosed proxy card will vote shares represented by a valid unrevoked proxy FOR the election of each of the nominees named below, unless instructions to the contrary are indicated in the proxy. If any such nominees should be unable to serve for any reason, which the Company does not anticipate, it is intended that proxies will be voted for the election of such other persons as shall be designated by the Board of Directors.

NOMINEES

     The following persons, all of whom are currently directors of ISP, have been nominated for election as directors. Messrs. Englander and Meckler were appointed as directors of the Company by the Board of Directors in April 2001 to fill the vacancies left by the resignations of Harrison J. Goldin and Carl R. Eckardt as directors. Under ISP's By-laws, each director continues in office until the next Annual Meeting of Stockholders and until his successor is elected and qualified. No family relationship exists between any of the directors or executive officers of the Company. The information presented below with respect to each nominee has been furnished by the nominee.

CHARLES M. DIKER                                                          AGE 66

     Mr. Diker has been a director of ISP since February 1992. He has been Chairman of the Board of Cantel Medical Corp., a manufacturer and marketer of medical diagnostic and infection control products, since 1986. Mr. Diker is a director of Chyron Corporation, a designer and manufacturer of digital equipment, software and systems and AMF Bowling, Inc., an owner and operator of, and manufacturer of equipment for, commercial bowling centers.

ROBERT ENGLANDER                                                          AGE 58

     Mr. Englander has been a director of ISP since April 2001. He has been the Chairman of the Board and Chief Executive Officer of Belvoir Publications, a publisher of books, magazines and newsletters, since February 1973.

SAMUEL J. HEYMAN                                                          AGE 62

     Mr. Heyman has been a director and Chairman of the Board of ISP since its formation and was Chief Executive Officer of ISP and certain of its subsidiaries from their formation to June 1999. Mr. Heyman also has been a director of G-I Holdings Inc., an affiliate of the Company, or of its predecessor GAF Corporation (collectively with G-I Holdings Inc., "G-I Holdings"), for more than five years and was Chairman, President and Chief Executive Officer of G-I Holdings and certain of its subsidiaries for more than five years until September 2000. In January 2001, G-I Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code due to its asbestos-related claims. Mr. Heyman was a director and Chairman of the Board of Building Materials Corporation of America ("BMCA"), an indirect wholly-owned subsidiary of G-I Holdings, from its formation to September 2000 and served as Chief Executive Officer of BMCA and certain of its subsidiaries from June 1999 to September 2000, which position he also held from June 1996 to

January 1999. He is also the Chief Executive Officer, Manager and General Partner of a number of closely held real estate development companies and partnerships whose investments include commercial real estate and a portfolio of publicly traded securities.

SANFORD KAPLAN                                                            AGE 84

     Mr. Kaplan has been a director of ISP since November 1992. He has been a private investor and consultant since 1977 when he retired from Xerox Corporation, where he was a Senior Vice President and a director.

SUNIL KUMAR                                                               AGE 51

     Mr. Kumar has been a director, President and Chief Executive Officer of ISP and President and Chief Executive Officer of certain of its subsidiaries since June 1999. Mr. Kumar was a director, President and Chief Executive Officer of BMCA and certain of its subsidiaries from May 1995, July 1996 and January 1999, respectively, to June 1999. He also was Chief Operating Officer of BMCA and certain of its subsidiaries from March 1996 to January 1999. Mr. Kumar was President, Commercial Roofing Products Division, and Vice President of BMCA from February 1995 to March 1996. He also was a director and Vice-Chairman of the Board of G-I Holdings from January 1999 to June 1999. In January 2001, G-I Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code due to its asbestos-related claims.

BURT MANNING                                                              AGE 69

     Mr. Manning has been a director of ISP since November 1992. He is President of Brookbound, Inc., a strategic consulting company. He was Chairman of J. Walter Thompson Company, a multinational advertising company, from July 1987 to December 1997 and was Chief Executive Officer of such company from July 1987 to December 1996. He has served as Chairman Emeritus of such company since January 1998. Mr. Manning is a director of Friendly Ice Cream Corporation.

ALAN M. MECKLER                                                           AGE 55

     Mr. Meckler has been a director of ISP since April 2001. He has been the Chairman and Chief Executive Officer of Internet.com Corp., a provider of global real-time news and information resources for the internet industry, since December 1998. He was Chairman and Chief Executive Officer of Mecklermedia Corp., a provider of internet information, from June 1971 to November 1998.

MEETINGS, COMMITTEES AND DIRECTORS' FEES

     The Board of Directors met nine times in 2000.

     The Board of Directors has delegated certain of its functions and responsibilities to committees of the Board of Directors.

     The Audit Committee reviews the integrity of the Company's financial statements, internal controls, the internal audit function, the function and fees of the independent public accountants and other matters relating to financial and accounting functions. Messrs. Diker, Kaplan and Manning presently comprise the Audit Committee. The Audit Committee met three times during 2000.

     The Compensation and Pension Committee (the "Compensation Committee") is responsible for the review and administration of the Company's compensation practices, policies and plans. Messrs. Diker and Manning presently comprise the Compensation Committee. The Compensation Committee met two times during 2000.

     The Board of Directors does not have a nominating committee.

     No directors who are employees of ISP or its affiliates receive compensation for their services as directors. Outside directors receive an annual fee of $18,000 and a fee of $750 per meeting of the Board of Directors. Outside directors are compensated $250 per committee meeting held in connection with a Board of

Directors meeting and $750 per committee meeting held independently. An additional fee of $3,000 per year is paid to outside directors who chair a committee. If an outside director chairs more than one committee, no additional compensation is paid.

     Under the 2000 Directors Plan, if approved by stockholders at the meeting, each outside director is granted a non-qualified stock option to purchase 5,000 shares of Common Stock (the "Initial Option") on the date such person becomes an Eligible Director (as defined) and an additional non-qualified option to purchase 3,000 shares of Common Stock (an "Additional Option") on each anniversary of the date of grant of the Initial Option. The term of each option granted is nine years. Initial Options are subject to a three-year vesting period, commencing on the first anniversary of the date of grant, and Additional Options are subject to a one-year vesting period, becoming exercisable in full on the first anniversary of the date of grant. The exercise price of the options is equal to the fair market value of the underlying shares on the date of grant. The Company currently has five non-employee directors, Messrs. Diker, Englander, Kaplan, Manning and Meckler. Messrs. Diker, Kaplan and Manning were each granted an Additional Option to purchase 3,000 shares of Common Stock during 2000, and Messrs. Englander and Meckler were each granted an Initial Option to purchase 5,000 shares of Common Stock in April 2001, all of which are subject to stockholder approval of the adoption of the 2000 Directors Plan. See "Proposal
2 -- Adoption of the International Specialty Products Inc. 2000 Stock Option Plan for Non-Employee Directors."

REPORT OF THE AUDIT COMMITTEE

     The following is the report of the Audit Committee with respect to the Company's audited consolidated financial statements for the year ended December 31, 2000.

     The Audit Committee's responsibilities are set forth in the Audit Committee Charter adopted by the Company's Board of Directors, a copy of which is attached as Annex A to this proxy statement. Each of the members of the Audit Committee qualifies as an "independent" director under the applicable listing standards of the New York Stock Exchange.

     Management has the primary responsibility for the Company's system of internal controls, the preparation of the Company's consolidated financial statements and the Company's financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting standards and for expressing an opinion thereon. The Audit Committee has the responsibility to monitor and oversee these processes.

     In this context, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. The Audit Committee has also discussed with Arthur Andersen LLP, the Company's independent accountants, the matters required to be discussed by the Statement of Auditing Standards No. 61, Communications with Audit Committees, that includes, among other items, matters related to the conduct of the annual audit of the Company's consolidated financial statements. The Audit Committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company, and has discussed with Arthur Andersen LLP its independence.

     Based upon the review and discussions referred to above, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Members of the Audit Committee:

                                          CHARLES M. DIKER
                                          SANFORD KAPLAN
                                          BURT MANNING

     The foregoing report does not constitute and shall not be deemed soliciting material or incorporated by reference in prior or future filings of the Company under the Securities Act of 1933 or the Securities Exchange

Act of 1934, directly or by reference to the incorporation of proxy statements of the Company, except to the extent the Company specifically incorporates this report by reference therein, and the report shall not otherwise be deemed filed under such Acts.

     Audit Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit and review of the Company's consolidated financial statements for the year ended December 31, 2000 were $554,000.

     Financial Information Systems Design and Implementation Fees. There were no fees incurred or billed by Arthur Andersen LLP for financial information systems design and implementation services for the year ended December 31, 2000.

     All Other Fees. All other fees paid to Arthur Andersen LLP for the year ended December 31, 2000 aggregated $1,240,000.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Arthur Andersen LLP.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 30, 2001, the Common Stock of the Company was beneficially owned by the Company's directors, the executive officers named in the Summary Compensation Table below, directors and executive officers of the Company as a group, and each person or group known by the Company to be the beneficial owner of more than 5% of the Common Stock as follows:

                                                      NUMBER OF SHARES
NAME                                                 BENEFICIALLY OWNED       %
----                                                 ------------------      ----
Samuel J. Heyman...................................      52,567,240(1)(2)    79.0%
Charles M. Diker...................................          49,000(2)(3)       *
Robert Englander...................................               0
Sanford Kaplan.....................................          28,000(2)          *
Sunil Kumar........................................         366,371(4)          *
Burt Manning.......................................          30,000(2)          *
Alan M. Meckler....................................               0
Andrew G. Mueller..................................          64,126(2)          *
Richard A. Weinberg................................         339,444(2)          *
Susan B. Yoss......................................         189,834(2)          *
All directors and executive officers of ISP as a
  group (13 persons)...............................      53,796,268(1)(2)    80.3%

---------------
 *  Less than 1%.

(1) The business address of Mr. Heyman is 1361 Alps Road, Wayne, New Jersey 07470. Mr. Heyman may be deemed to beneficially own (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), and has sole voting and investment power in respect of, 52,328,040 of these shares through a general partnership, a limited partnership and a limited liability company. Mr. Heyman disclaims a pecuniary interest in these shares in excess of his partnership interests in such entities.

(2) Includes with respect to Mr. Heyman, 239,200 shares; Mr. Diker, 23,000 shares; Mr. Kaplan, 23,000 shares; Mr. Manning, 23,000 shares; Mr. Weinberg, 260,389 shares; Mr. Mueller 50,000 shares; Ms. Yoss 29,834 shares; and all directors and executive officers as a group 750,918 shares subject to options granted under the 1991 Incentive Plan for Key Employees and Directors, as amended (the "1991 Incentive Plan") which are currently exercisable or will become exercisable within the next 60 days. The 1991 Incentive Plan expired in accordance with its terms in June 2000. Includes with respect to Mr. Manning 7,000 shares held jointly with his spouse, and to Mr. Mueller 2,200 shares held jointly with his spouse and 9,926 shares held in the Company's 401(k) plan as of December 31, 2000.

(3) Includes 4,050 shares held by trusts for the benefit of Mr. Diker's children of which Mr. Diker is trustee; 5,950 shares held by Mr. Diker's spouse, as to which Mr. Diker disclaims beneficial ownership; and 4,000 shares over which Mr. Diker shares investment power, as to which Mr. Diker disclaims beneficial ownership.

(4) Includes with respect to Mr. Kumar 16,772 shares held in the Company's 401(k) plan as of December 31, 2000; 11,000 shares held by Mr. Kumar's spouse; and 5,000 shares held by Mr. Kumar's daughter, as to which Mr. Kumar disclaims beneficial ownership.

               COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors establishes the compensation policies of the Company, evaluates and determines the specific compensation levels for the Company's executive officers and other employees and administers the Company's compensation plans. The Compensation Committee is composed of two independent, non-employee directors who have no interlocking relationships as defined by the rules promulgated by the Securities and Exchange Commission.

  Philosophy

     The objectives of the Company's executive compensation program are to support the Company's strategic goals, to provide compensation that will attract, retain and motivate highly-qualified executives and to align executives' long-term interests with those of the Company's stockholders. The Compensation Committee's philosophy is to compensate the Company's executive officers based primarily on their performance and level of responsibility. Generally, the Company seeks to maintain a competitive position in the executive marketplace with companies identified by the Company, using external surveys, as being of similar size and engaged in similar businesses, by establishing total compensation levels for executive officers competitive with the median total compensation earned by executives with comparable responsibilities in such comparison group. These companies are not necessarily the same as those comprising the peer group index in the performance graph included elsewhere in this proxy statement.

  Executive Compensation

     The principal components of the Company's executive compensation program are base salary, annual incentive compensation and long-term incentive compensation.

     Executive salary levels generally are adjusted annually based on an evaluation of each executive's performance (such as individual managerial accomplishments and current responsibilities of such executive officer) and the Company's budgetary considerations.

     Annual incentive compensation for executive officers generally is awarded under the Company's Executive Incentive Compensation Program ("EIC") and is based on both corporate and individual performance. In any year, the aggregate EIC pool, if any, for all awards is based principally on the Company's operating income as a percentage of the Company's budgeted operating income established at the beginning of such year. The EIC pool for any year may vary in size depending upon unusual factors affecting the Company's operating results. Individual award targets for each participant in the EIC (including executive officers) are computed as a percentage of base salary based on such participant's grade level. Individual EIC awards may vary from the applicable percentage based on corporate performance as described above or an executive officer's individual performance as described below.

     Specific performance-related targets and objectives for an executive officer are established at the beginning of each year. These individual goals relate to specific business, departmental or managerial objectives that support the Company's overall business plan and other specific corporate goals and strategic objectives established for the year. After considering the evaluations and recommendations of the executive officer's supervisor and a senior management committee comprised of the Company's Chairman, President and Chief Executive Officer and Senior Vice President, Human Resources, the Compensation Committee determines an executive officer's individual EIC award based on the Company's financial performance, such officer's achievement of these pre-established targets and goals and such officer's contribution to the Company's overall performance. It also exercises discretion in view of the Company's compensation objectives and policies described above to determine total annual compensation. Based upon the foregoing criteria, the Compensation Committee determined that an aggregate of $1,442,000 in EIC cash awards should be paid to the Company's executive officers for the year ended December 31, 2000.

     In addition to the EIC awards, from time to time, the Compensation Committee may award Company employees (including executive officers) annual incentive cash compensation for extraordinary individual performance and contribution to the Company. The Compensation Committee made no special awards to executive officers for the year ended December 31, 2000.

     The Compensation Committee believes that long-term incentive compensation promotes superior future performance by executives by giving executives a significant long-term interest in the Company's success, aligning executives' interests with those of the Company's stockholders and aiding the Company's retention efforts. In light of the anticipated expiration of the Company's former incentive plan in June 2000 in accordance with that plan's terms, the Compensation Committee in early 2000 reviewed the Company's executive compensation policy and determined to adopt, subject to stockholder approval, the International Specialty Products 2000 Long Term Incentive Plan (the "2000 LTI Plan"), a long-term incentive plan based on the Company's book value rather than market value. The Compensation Committee believes that an incentive plan based on book value better reflects and measures the value of the Company and the contributions of the Company's employees. The 2000 LTI Plan also provides a meaningful incentive to employees and greater flexibility to the Company in attracting and retaining highly qualified executives. The 2000 LTI Plan was approved by the Company's stockholders at the Company's 2000 Annual Meeting of Stockholders.

     The 2000 LTI Plan is an important component of the Company's performance-based compensation philosophy and provides a vehicle by which executive officers can be motivated to increase the Company's profitability. The Compensation Committee generally grants units to executive officers under the 2000 LTI Plan on a regular, periodic basis based upon the executive's individual performance, respective grade level and the Company's book value at the time of grant. The Compensation Committee also has granted from time to time units to executives based on individual merit, taking into account, among other things, an evaluation of the executive's past or potential contribution to the Company or its subsidiaries and recommendations by the Company's management, including the Chairman. In October and December 2000, the Compensation Committee adopted amendments to the 2000 LTI Plan, subject to stockholder approval of the latter amendment, to allow the Compensation Committee to grant units with an Initial Value (as defined in the 2000 LTI Plan) that is less than the value that such units would otherwise have as normally determined under the 2000 LTI Plan and to give to the Compensation Committee discretion to determine the vesting schedule of any unit grant. See "Proposal 3 -- Amendment to the International Specialty Products 2000 Long Term Incentive Plan." During 2000, 1,022,674 units were granted to the Company's executive officers, including 187,450 units granted, subject to stockholder approval, with Initial Values that were less than the Initial Values such units would otherwise have as normally determined under the 2000 LTI Plan.

     The Compensation Committee also believes that equity ownership by management encourages management to enhance stockholder value. In addition to the awards of long-term incentive units under the 2000 LTI Plan, certain officers, including a named executive officer, were granted shares of restricted common stock in recognition of their past or potential contributions to the Company. In order to enhance retention and to strengthen the link between the officers' long-term interests with those of the Company's stockholders, the restricted shares granted to these officers were made subject to vesting restrictions that generally lapse over a period of up to five years so long as the recipient is an employee at the time. Stock bonus awards also were made in February 2000 to two executive officers for retention purposes.

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid by public companies to certain executive officers. Under
Section 162(m), a company generally may deduct compensation paid to such an officer only to the extent it does not exceed $1 million during any calendar year or is "performance-based" as defined in Section 162(m) and approved by stockholders. While the Compensation Committee generally intends to qualify certain compensation paid to executive officers for deductibility under the Internal Revenue Code, including Section 162(m), it may from time to time authorize the payment of compensation to the Company's executive officers that is not fully deductible if it determines, after weighing many factors, including the deductibility of such compensation, that such compensation is appropriate and in the best interests of the Company. The Company expects that the deductibility limit of Section 162(m) currently will have an insignificant effect on the Company.

Compensation of the Chief Executive Officer

     The Compensation Committee reviews and evaluates the Chief Executive Officer's total compensation package annually. Although the Compensation Committee's basis for determining the Chief Executive Officer's compensation is substantially the same as discussed above with respect to the Company's other executive officers, the Compensation Committee relies more heavily on the Company's financial performance, overall financial condition and achievement of annual and strategic corporate objectives in determining the total annual and long-term compensation for the Chief Executive Officer. Among the criteria used in determining the compensation of the Chief Executive Officer are (i) the Company's financial performance compared to its performance in the prior year, including the Company's operating income, revenues, net income per share and overall financial condition, and (ii) the Company's actual financial performance compared to its annual business plan. Based on the foregoing criteria during 2000, the Compensation Committee increased Mr. Kumar's annual base salary of $325,000 to $341,300, an increase of five percent. Effective June 30, 2000 and December 31, 2000, Mr. Kumar also received two awards of 67,080 and 75,000 incentive units, respectively, under the 2000 LTI Plan with an Initial Value of $8.99 and $0.00, respectively, per unit. These awards are subject to the approval of the amendment to the 2000 LTI Plan by the stockholders at the meeting. See "Proposal 3 -- Amendment to the International Specialty Products 2000 Long Term Incentive Plan." Mr. Kumar exchanged 500,000 previously granted stock options held by him for 488,818 units under the 2000 LTI Plan, which was approved by stockholders at the Company's 2000 annual meeting.

     Mr. Kumar is also eligible to participate in the EIC to the same extent as other executive officers of the Company. Based on the Compensation Committee's evaluation of both corporate and individual achievement of performance-related goals as described above, Mr. Kumar received an EIC award of $250,000 for 2000. The Compensation Committee considers Mr. Kumar's total compensation package relative to that of other chief executive officers in the comparison group of companies of similar size and in similar businesses to the Company described above. The Company believes that Mr. Kumar's compensation is below the average of that paid to chief executive officers of such comparable companies.

                                          Members of the Compensation Committee:

                                          CHARLES M. DIKER
                                          BURT MANNING

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by ISP's Chief Executive Officer in 2000 and the four other most highly compensated executive officers who were employed by the Company or its subsidiaries as of December 31, 2000.

                                                                                 LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION             --------------------------------
                                   --------------------------------------                      SECURITIES
NAME AND                                                     OTHER ANNUAL     RESTRICTED       UNDERLYING       ALL OTHER
PRINCIPAL POSITION          YEAR    SALARY      BONUS(1)     COMPENSATION   STOCK AWARD(S)   OPTIONS/SARS(2)   COMPENSATION
------------------          ----   --------    ----------    ------------   --------------   ---------------   ------------
Samuel J. Heyman..........  2000   $100,000    $  500,000         $0           $      0                0         $  5,288(7)
  Chairman of the Board     1999    340,750             0          0                  0                0           13,601(7)
                            1998    581,500             0          0                  0                0           21,352(7)
Sunil Kumar...............  2000   $337,225    $  250,000         $0           $      0                0         $ 19,690(3)
  President and Chief       1999    174,500(3)    300,000(3)       0(3)               0(3)       600,000(3)         6,975(3)
  Executive Officer         1998         --(3)         --(3)      --(3)              --(3)            --(3)            --(3)
Richard A. Weinberg.......  2000   $309,000    $  300,000(4)      $0           $      0                0         $933,431(4)
  Executive Vice            1999    281,700       250,000          0                  0           95,140(8)       850,694(4)
  President, General        1998    260,875       235,000          0                  0          378,056(4)       360,705(4)
  Counsel and Secretary
Susan B. Yoss.............  2000   $249,517    $  200,000(5)      $0           $862,500(5)             0         $ 76,816(5)
  Executive Vice            1999    217,500       160,000          0                  0           32,575(8)        14,806(5)
  President -- Finance      1998    174,231(5)     57,172(5)       0(5)               0(5)        36,775(5)         6,496(5)
  and Treasurer
Andrew G. Mueller.........  2000   $270,375    $   65,000(6)      $0           $      0                0         $ 21,400(6)
  Executive Vice            1999    256,250       125,000          0                  0           35,000           21,221(6)
  President -- Operations   1998    250,000        90,956          0                  0           25,000           25,199(6)

---------------

(1) Bonus amounts are payable pursuant to ISP's Executive Incentive Compensation Program. See Notes (4) and (5) below for information relating to certain stock bonuses awarded to Mr. Weinberg and Ms. Yoss in lieu of a portion of such executive officers' annual compensation.

(2) The options are for shares of Common Stock. See Notes (4) and (8) below and "-- Options and Stock Appreciation Rights."

(3) Included in "All Other Compensation" for Mr. Kumar are: $12,400 and $2,869, representing the Company's contribution under the Company's 401(k) plan in 2000 and 1999, respectively; $5,130 and $2,736 for the premiums paid by the Company for a life insurance policy in 2000 and 1999, respectively; and $2,160 and $1,370 for the premiums paid by the Company for a long-term disability policy in 2000 and 1999, respectively. Mr. Kumar commenced employment with ISP in June 1999.

(4) Included in "All Other Compensation" for Mr. Weinberg are: $12,150, $11,300 and $11,300, representing the Company's contribution under the Company's 401(k) plan in 2000, 1999 and 1998, respectively; $1,938, $1,938 and $1,264 for the premiums paid by the Company for a life insurance policy in 2000, 1999 and 1998, respectively; $2,160, $1,963 and $1,963 for the premiums paid by the Company for a long-term disability policy in 2000, 1999 and 1998, respectively; and $394,063, representing the market value of a stock bonus awarded to Mr. Weinberg in 2000. In connection with the merger of Old ISP into ISP Holdings, the options to purchase shares of redeemable convertible preferred stock of ISP Holdings ("ISP Holdings Options"), including ISP Holdings Options held by Mr. Weinberg, were terminated. In consideration of the termination of the ISP Holdings Options held by Mr. Weinberg, Mr. Weinberg received, subject to his continued employment through each vesting date (the last of which will occur in December 2003), options to purchase 378,056 shares of Common Stock under the 1991 Incentive Plan (which options are included in "Securities Underlying Options/SARs" for 1998) and the right to receive cash payments of $3,238,358 in the aggregate. Mr. Weinberg received $523,120, $835,493 and $346,178 of these cash payments in 2000, 1999 and 1998, respectively, which amounts are included in "All Other Compensation" for Mr. Weinberg for such years. For information regarding other payments made to Mr. Weinberg, see "Certain Transactions -- Management Agreement."

(5) Included in "All Other Compensation" for Ms. Yoss are: $12,150, $11,450 and $4,735, representing the Company's contribution under the Company's 401(k) plan in 2000, 1999 and 1998, respectively; $1,881, $1,649 and $393 for the premiums paid by the Company for a life insurance policy in 2000, 1999 and 1998, respectively; $2,160, $1,707 and $1,368 for the premiums paid by the Company for a long-term disability policy in 2000, 1999 and 1998, respectively; and $60,625, representing the market value of a stock bonus awarded to Ms. Yoss in 2000. Ms. Yoss was granted 150,000 shares of restricted Common Stock effective as of September 26, 2000. The value of these shares as set forth in the table was based on the market value of such shares on the date of grant. As of December 31, 2000, the aggregate value of such shares was $1,003,125. Such restricted shares vest in 12.5% increments every six months, commencing on January 1, 2001 and ending on July 1, 2004. Ms. Yoss has the right to receive dividends on such restricted shares if and when dividends are declared and paid on the Common Stock. Ms. Yoss commenced employment with the Company in February 1998. For information regarding other payments made to Ms. Yoss, see "Certain Transactions -- Management Agreement."

(6) Included in "All Other Compensation" for Mr. Mueller are: $12,400, $11,700 and $11,700, representing the Company's contribution under the Company's 401(k) plan in 2000, 1999 and 1998, respectively; $6,840, $7,558 and $11,536 for the premiums paid by the Company for a life insurance policy in 2000, 1999 and 1998, respectively; and $2,160, $1,963 and $1,963 for the premiums paid by the Company for a long-term disability policy in 2000, 1999 and 1998, respectively.

(7) Included in "All Other Compensation" for Mr. Heyman are: $3,602, $11,138 and $18,889 for the premiums paid by the Company for a life insurance policy in 2000, 1999 and 1998, respectively; and $936, $1,963 and $1,963 for the premiums paid by the Company for a long-term disability policy in 2000, 1999 and 1998, respectively. Mr. Heyman also was Chief Executive Officer of the Company until June 1999.

(8) Excluded are stock appreciation rights ("SARs") relating to shares of common stock of an affiliate of the Company referred to in Note (3) under the table under "-- Options and Stock Appreciation Rights."

OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table summarizes the value of unexercised options to acquire Common Stock held by the executive officers named in the Summary Compensation Table above at December 31, 2000. No stock options were granted to or exercised by such persons during 2000.

           VALUE OF ISP COMMON STOCK OPTIONS AT DECEMBER 31, 2000(1)

                                              NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                                  UNEXERCISED ISP OPTIONS        IN-THE-MONEY ISP OPTIONS
                                                        AT 12/31/00                   AT 12/31/00(2)
NAME                                             EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----                                          -------------------------------    -------------------------
Samuel J. Heyman............................             239,200/0                        $0/$0
Sunil Kumar(3)..............................             0/100,000                     $0/$190,900
Richard A. Weinberg(3)......................          217,960/292,646                   $0/$90,750
Andrew G. Mueller...........................             50,000/0                         $0/$0
Susan B. Yoss(3)............................           9,834/59,516                     $0/$6,445

---------------

(1) All stock options represent options to purchase shares of Common Stock and were granted under the 1991 Incentive Plan. The 1991 Incentive Plan provides that the vesting of options will be accelerated automatically if at any time following a "Change of Control" (as defined), the Company terminates without cause the optionee's employment, the optionee's employment is terminated as a result of his death or permanent disability or the optionee terminates his employment for "good reason" (as defined). The 1991 Incentive Plan expired in June 2000 in accordance with its terms.

(2) Options for 100,000, 50,000 and 3,075 shares of Common Stock were in-the-money for Messrs. Kumar, Weinberg and Ms. Yoss, respectively, at December 31, 2000, and none of the options held by Messrs. Heyman and Mueller were in-the-money at December 31, 2000.

(3) Excluded are SARs relating to shares of common stock of an affiliate of the Company held by Messrs. Kumar, Weinberg, and Ms. Yoss. These SARs represent the right to receive a cash payment based upon the appreciation in value of the specified number of shares of such affiliate's common stock over the determined initial Book Value (as defined) per share of such affiliate's common stock. The SARs vest over a five-year period, subject to earlier vesting under certain circumstances, including in connection with a change of control, and have no expiration date. Of the 17,810 SARs held by Mr. Kumar, 16,088 were exercisable at December 31, 2000 and 1,722 were unexercisable. Of the 25,409 SARs held by Mr. Weinberg, 14,219 were exercisable at December 31, 2000 and 11,190 were unexercisable. Of the 4,363 SARs held by Ms. Yoss, 1,454 were exercisable and 2,909 were unexercisable. None of these SARs were in-the-money at December 31, 2000.

LONG-TERM INCENTIVE PLAN

     The following table sets forth information on awards granted to the executive officers named in the Summary Compensation Table above during 2000 under the Company's 2000 LTI Plan.

                   LONG-TERM INCENTIVE PLAN -- AWARDS IN 2000

                           NUMBER OF        PERFORMANCE OR            ESTIMATED FUTURE PAYOUTS UNDER
                         SHARES, UNITS       OTHER PERIOD              NON-STOCK PRICE-BASED PLANS
                           OR OTHER        UNTIL MATURATION   ----------------------------------------------
NAME                       RIGHTS(1)         OR PAYOUT(2)     THRESHOLD($)(3)   TARGET($)(4)   MAXIMUM($)(4)
----                     -------------     ----------------   ---------------   ------------   -------------
Samuel J. Heyman.......          --              --                   --            --              --
Sunil Kumar............     488,818(5)           --                $8.63            --              --
                             67,080(6)           --                 8.99            --              --
                             75,000(6)(7)        --                 0.00            --              --
Richard A. Weinberg....      41,510              --                $8.99            --              --
                             50,000(6)(7)        --                 0.00            --              --
Andrew G. Mueller......      41,642(5)           --                $8.63            --              --
                             37,720              --                 8.99            --              --
                             15,000(6)           --                 0.00            --              --
Susan B. Yoss..........      26,960              --                $8.99            --              --
                              3,075(6)           --                 5.23            --              --

---------------
(1) The Company's 2000 LTI Plan provides long-term compensation to employees and key management personnel based on the Company's book value. The number of incentive units ("Incentive Units") granted is determined by the Compensation Committee in its sole discretion, subject to a maximum number of Incentive Units that may be received by any employee in any calendar year. For more information regarding the terms of the 2000 LTI Plan and the proposed amendment thereto, see "Proposal 3 -- Amendment to the International Specialty Products 2000 Long Term Incentive Plan."

(2) Generally, Incentive Units vest cumulatively, in twenty percent (20%) increments, on each anniversary of the date such Incentive Units were granted or received in exchange for stock options. If the proposed amendment to the 2000 LTI Plan is approved, the Compensation Committee, in its sole discretion, may grant Incentive Units with any vesting schedule other than that normally provided in the 2000 LTI Plan. Subject to such stockholder approval, Messrs. Kumar, Weinberg, Mueller and Ms. Yoss each received Incentive Units with accelerated vesting schedules. See "Proposal
    3 -- Amendment to the International Specialty Products 2000 Long Term Incentive Plan." Vesting will end upon the termination of an employee's employment with the Company or any subsidiary for any reason. Incentive Units generally are exercisable for a period of six years from the date of grant. In the event of a "Change of Control" of the Company (as defined), all Incentive Units will become fully and immediately vested and payable in cash.

(3) Set forth under the "Threshold" column is the "Initial Value" (as defined) per unit at which the respective Incentive Units were granted. The value of an Incentive Unit as of any "Valuation Date" (as defined) generally is equal to the Company's total stockholders' equity (adjusted to exclude accumulated comprehensive income and losses), divided by the total number of outstanding shares of Common Stock as determined on such Valuation Date. A "Valuation Date" is the last business day of each fiscal quarter of the Company. If the proposed amendment to the 2000 LTI Plan is approved, the Compensation Committee, in its sole discretion, may grant Incentive Units with an Initial Value (i.e., the value of an Incentive Unit on the date of grant) that is less than the Initial Value of such Incentive Units as normally determined under the 2000 LTI Plan. See "Proposal 3 -- Amendment to the International Specialty Products 2000 Long Term Incentive Plan."

(4) Upon exercise of an Incentive Unit, a participant will receive in cash the excess, if any, of the value of such Incentive Unit as of the Valuation Date on or, in the event of an exercise between Valuation Dates, immediately preceding the exercise date (the "Final Value"), over the Initial Value of such Incentive Unit (subject to all appropriate withholdings). Accordingly, the dollar value of future payouts is not readily ascertainable.

(5) These Incentive Units were granted in exchange for stock options to purchase, with respect to Mr. Kumar, 500,000 shares and, with respect to Mr. Mueller, 60,000 shares of Common Stock previously granted under the 1991 Incentive Plan.

(6) These Incentive Units were granted subject to stockholder approval of the amendment to the 2000 LTI Plan. See "Proposal 3 -- Amendment to the International Specialty Products 2000 Long Term Incentive Plan."

(7) In addition to these grants, subject to stockholder approval of the amendment to the 2000 LTI Plan, Messrs. Kumar and Weinberg will receive two additional grants of 75,000 and 50,000 Incentive Units, respectively, each with Initial Values of $0.00 on December 31, 2001 and December 31, 2002. The Incentive Units will vest in 10% increments every six months following the date of grant.

     PENSION PLANS

     Non-Qualified Retirement Plan. The Company has a non-qualified retirement plan for the benefit of certain key employees (the "Retirement Plan"). The benefit payable under the Retirement Plan, which vests in accordance with a 10-year schedule, consists of an annual payment commencing at age 65 equal to 25% of a covered employee's last full year's base salary. The benefit continues for the longer of 15 years or the joint lifetimes of the employee or his or her spouse. If a covered employee dies while employed by the Company or a subsidiary, a death benefit of 36% of the employee's base salary at the date of death is payable for a term of 15 years to the employee's beneficiary.

     No new participants have been admitted to the Retirement Plan since January 1989 and it is not anticipated that any new participants will be admitted hereafter. Of the executive officers named in the Summary Compensation Table, only Mr. Heyman participates in the Retirement Plan.

     The following table shows, for the salary levels and years of service indicated, the annual pension benefit, payable commencing at age 65 to participants in the Retirement Plan.

                         NON-QUALIFIED RETIREMENT PLAN
                           ANNUAL PAYMENTS AT AGE 65

                                       YEARS OF SERVICE
           -------------------------------------------------------------------------
 SALARY       5         10         15         20         25         30         35
--------   -------   --------   --------   --------   --------   --------   --------
$125,000   $12,188   $ 31,250   $ 31,250   $ 31,250   $ 31,250   $ 31,250   $ 31,250
 150,000    14,625     37,500     37,500     37,500     37,500     37,500     37,500
 200,000    19,500     50,000     50,000     50,000     50,000     50,000     50,000
 250,000    24,375     62,500     62,500     62,500     62,500     62,500     62,500
 300,000    29,250     75,000     75,000     75,000     75,000     75,000     75,000
 350,000    34,125     87,500     87,500     87,500     87,500     87,500     87,500
 400,000    39,000    100,000    100,000    100,000    100,000    100,000    100,000
 450,000    43,875    112,500    112,500    112,500    112,500    112,500    112,500
 500,000    48,750    125,000    125,000    125,000    125,000    125,000    125,000
 550,000    53,625    137,500    137,500    137,500    137,500    137,500    137,500
 600,000    58,500    150,000    150,000    150,000    150,000    150,000    150,000

     The years of service covered by the Retirement Plan are fifteen years for Mr. Heyman. Current salaries covered by the Retirement Plan are the amounts set forth under the "salary" column of the Summary Compensation Table for the above-named executive officer. The annual pension benefit is not subject to reduction for Social Security and other benefits and is computed on a straight-life annuity basis.

OTHER AGREEMENTS

     In connection with his becoming President and Chief Executive Officer of ISP, on September 29, 1999, the Company granted to Mr. Kumar the right to purchase, and on such date Mr. Kumar purchased, 318,599 shares of Common Stock for a purchase price of $9.563 per share, or an aggregate of $3,046,762. Under the purchase agreement, as amended, the Company loaned to Mr. Kumar the funds to purchase the shares, which loan is evidenced by a recourse promissory note ("Note") of Mr. Kumar in the foregoing principal amount. The Note bears interest at a rate of six percent (6%) per annum, three percent (3%) of which is payable annually during the term of the loan with the balance payable at stated maturity or the date on which the outstanding principal amount of the Note is declared due and payable. The principal amount of the Note is payable in four installments on each June 11 of the years 2001, 2002 and 2003 and on January 11, 2004, the first three of which are in the amount of $761,691 each and the last of which is for the balance of the then outstanding principal amount. If Mr. Kumar remains continuously employed by the Company or any of its subsidiaries through each installment payment date, the principal amount due on such installment payment date will be forgiven, so that if Mr. Kumar remains continuously employed by the Company or any of the subsidiaries through January 11, 2004, the loan and the Note will be discharged and cancelled in full, provided that all interest due on the Note has been paid. In addition, if a "Change of Control" (as defined) occurs, and at any time following such Change of Control, the Company (or its successor) terminates without "cause" (as defined) Mr. Kumar's employment, or Mr. Kumar's employment is terminated as a result of his death or "disability" (as defined), or Mr. Kumar terminates his employment for "good reason" (as defined), the principal amount of the loan then outstanding shall be immediately forgiven. If Mr. Kumar's employment with the Company is otherwise terminated for any reason whatsoever, the entire principal balance outstanding, together with all interest accrued thereon, will be immediately due and payable at the Company's election.

     For information with respect to certain other arrangements relating to Mr. Weinberg, see also Note (4) under "-- Summary Compensation Table."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Common Stock, to file initial statements of beneficial ownership (Form
3), and statements of changes in beneficial ownership (Form 4 or 5), of securities of the Company with the Securities and Exchange Commission and the New York Stock Exchange.

Executive officers, directors and greater than 10% stockholders also are required to furnish the Company with copies of all forms that they file pursuant to Section 16(a).

     To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that its executive officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements applicable to them during 2000, except that Sunil Kumar, President and Chief Executive Officer and a director of the Company, inadvertently filed one Form 4 on an untimely basis on which one open market purchase by a family member of shares of Common Stock, as to which Mr. Kumar disclaims beneficial ownership, was reported.

PERFORMANCE GRAPH

     The following graph compares the performance of the Common Stock with the performance of the Standard & Poor's 500 Index and the Standard & Poor's Specialty Chemicals Index for the period January 1, 1996 through the end of 2000. The graph assumes that the value of the investment in Common Stock and in each index was $100 on December 31, 1995 and that all dividends were reinvested. [STOCK PRICE PERFORMANCE LINE GRAPH]

                                                      INTERNATIONAL
                                                   SPECIALTY PRODUCTS                                         S&P SPECIALTY
                                                          INC.                    S&P 500 INDEX              CHEMICALS INDEX
                                                   ------------------             -------------              ---------------
Dec 95                                                     100                         100                         100
Dec 96                                                     113                         123                         103
Dec 97                                                     137                         164                         127
Dec 98                                                     125                         211                         108
Dec 99                                                      84                         255                         120
Dec 00                                                      61                         232                         107

     The foregoing graph is not incorporated in any prior or future filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, directly or by reference to the incorporation of proxy statements of the Company, unless the Company specifically incorporates the graph by reference, and the graph shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

MANAGEMENT AGREEMENT

     Pursuant to a management agreement (the "Management Agreement"), the Company provides certain general management, administrative, legal, telecommunications, information and facilities services to certain of its affiliates, including BMCA and G-I Holdings. Charges by the Company for providing such services aggregated $6.1 million in 2000. Such charges consist of management fees and other reimbursable expenses attributable to, or incurred by the Company for the benefit of, the respective parties, which are based on an estimate of the costs the Company incurs to provide such services. The Management Agreement also obligates the Company to pay to a subsidiary of G-I Holdings annual lease payments in the amount of $57,300 for the use of one of the Company's sales offices. Total amounts due in connection with this lease for the year 2000 were approximately $473,000, which amount included the annual rent and arrearages in the amount of $419,381. Effective January 1, 2001, the Management Agreement was amended to extend the term of the agreement through March 31, 2001, to provide for the automatic extension of the agreement for successive quarterly periods unless the agreement is terminated by a party, and to adjust the management fees payable thereunder. In addition, the Management Agreement was amended to provide that BMCA rather than the Company be responsible for providing management services to G-I Holdings and certain of its subsidiaries and that G-I Holdings pay to BMCA a management fee for such services. The Company and BMCA also allocate a portion of the management fees payable by BMCA under the Management Agreement to separate lease payments for the use of BMCA's headquarters. Based on the services provided by the Company in 2000 under the Management Agreement, the aggregate amount payable to the Company under the Management Agreement for 2001, net of the lease payments to a subsidiary of G-I Holdings, is expected to be approximately $6.6 million.

     As of December 31, 2000, G-I Holdings owed the Company an aggregate of $4.3 million, including $0.6 million of unpaid management fees under the Management Agreement and $2.1 million of other payments that the Company made on behalf of G-I Holdings. In January 2001, G-I Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code due to its asbestos-related claims. As a result, the Company, as of December 31, 2000, established a reserve for doubtful receivables from G-I Holdings of $2.7 million.

     Certain of the executive officers of the Company perform services for affiliates of the Company pursuant to the Management Agreement, and the Company is indirectly reimbursed therefor by virtue of the management fees and other reimbursable expenses payable under the Management Agreement. In this regard, Mr. Weinberg and Ms. Yoss received $400,000 and $230,000, respectively, of additional compensation in connection with services performed by them for BMCA in 2000. BMCA reimbursed ISP for these payments pursuant to the Management Agreement. See "Compensation of Executive Officers of the Company -- Summary Compensation Table."

     Although, due to the unique nature of the services provided under the Management Agreement, comparisons with third party arrangements are difficult, the Company believes that the terms of the Management Agreement, taken as a whole, are no less favorable to the Company than could be obtained from an unaffiliated third party.

TAX SHARING AGREEMENT

     The Company was a party to tax sharing agreements with members of the consolidated tax group that included GAF Corporation ("GAF") and G-I Holdings (the "G-I Holdings Group"). As a result of a series of transactions (the "Separation Transactions") involving GAF and its subsidiaries on January 1, 1997 that resulted in, among other things, the capital stock of ISP Holdings being distributed to the stockholders of GAF, the Company is no longer included in the consolidated Federal income tax returns of the G-I Holdings Group, and therefore, such tax sharing agreements are no longer applicable with respect to the tax liabilities of the Company for periods subsequent to the Separation Transactions. The Company remains obligated, however, with respect to tax liabilities imposed or that may be imposed for periods prior to the Separation Transactions. Among other things, those tax sharing agreements provide for the sharing of the G-I Holdings Group's consolidated tax liability based on each member's share of the tax as if such member filed on a separate basis. Accordingly, a payment of tax would be made to G-I Holdings equal to the Company's allocable share of the G-I Holdings Group's consolidated tax liability. Furthermore, those tax-sharing agreements provide for an indemnification to the Company for any tax liability attributable to another member of the G-I Holdings Group. In light of G-I Holdings' recent bankruptcy filing, G-I Holdings may not have sufficient assets to satisfy its indemnification obligations to the Company.

SALES TO AFFILIATES

     BMCA, an indirect subsidiary of G-I Holdings and an affiliate of the Company, and its subsidiaries purchase from the Company all of their colored roofing granules requirements under a requirements contract, except for the requirements of certain of their roofing plants which are supplied by third parties. Effective January 1, 2001, this contract was amended and restated to provide, among other things, that the contract will expire on December 31, 2001, unless extended by the parties. In 2000, BMCA and its subsidiaries purchased a total of $59.3 million of mineral products from the Company, representing 7.6% of the Company's total net sales and 82.5% of the Company's net sales of mineral products. The Company's supply arrangements with BMCA and its subsidiaries are at prices and on terms which the Company believes are no less favorable to it than could be obtained from an unaffiliated third party.

CERTAIN OTHER TRANSACTIONS

     For a discussion of certain arrangements with executive officers of the Company, see "Compensation of Executive Officers of the Company -- Other Agreements."

     In April 2000, the Company made a loan to Mr. Weinberg in the principal amount of $143,635 to enable him to satisfy certain withholding tax obligations in connection with the award by the Company to him of 65,000 shares of unrestricted Common Stock. The loan bore interest at an annual rate of 6.45% and was paid in full at its maturity in April 2001. In February 2001, the Company made a second loan to Mr. Weinberg in the principal amount of $36,450 to enable him to satisfy certain withholding tax obligations in connection with the award by the Company to him of 13,055 shares of unrestricted Common Stock. The loan bears interest at an annual rate of 6.45% and is due and payable in full, together with accrued interest thereon, on April 15, 2002.

     In April 2000, the Company made a loan to Ms. Yoss in the principal amount of $22,098 to enable her to satisfy certain withholding tax obligations in connection with the award by the Company to her of 10,000 shares of unrestricted Common Stock. The loan bore interest at an annual rate of 6.45% and was paid in full at maturity in April 2001. In January 2001, the Company made a second loan to Ms. Yoss in the principal amount of $44,282 to enable her to satisfy certain withholding tax obligations in connection with the award by the Company to her of 150,000 shares of restricted Common Stock, 18,750 shares of which vested on January 1, 2001. The remainder of such shares vest in 12.5% increments every six months thereafter until full vesting on January 1, 2004, subject to certain terms and conditions. The loan bears interest at an annual rate of 6.45% and is due and payable in full, together with accrued interest thereon, on April 15, 2002.

     The Company invests primarily in international and domestic arbitrage and securities of companies involved in acquisition or reorganization transactions, including, at times, common stock short positions which are offsets against long positions in securities which are expected, under certain circumstances, to be exchanged or converted into the short positions. The latter category of investments is administered, at no cost or charge to the Company, by certain investment partnerships controlled by Mr. Heyman and his family, and, when purchased or sold on the same day as investments purchased or sold by members of the ISP group of companies, and certain Heyman family enterprises, are effected at the same price as the investments of such other entities.

                                   PROPOSAL 2

             ADOPTION OF THE INTERNATIONAL SPECIALTY PRODUCTS INC.
               2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

BACKGROUND

     The Board of Directors is proposing for stockholder approval adoption of the International Specialty Products Inc. 2000 Stock Option Plan for Non-Employee Directors (the "2000 Directors Plan"). The 2000 Directors Plan replaces the 1991 Incentive Plan to the extent that the 1991 Incentive Plan provided for grants of stock options to non-employee directors. The 1991 Incentive Plan expired in June 2000 in accordance with its terms. The 2000 Directors Plan is intended to encourage ownership of the Company's Common Stock by outside directors of the Company, whose services are considered essential to the Company's future growth and continued financial success and to thereby provide them with a further incentive to continue as directors of the Company. The Compensation Committee adopted, subject to stockholder approval, the 2000 Directors Plan effective as of July 1, 2000 (the "Effective Date"). The closing price of the Common Stock on the New York Stock Exchange on April 12, 2001 was $8.24.

     The following description of the 2000 Directors Plan is qualified in its entirety by reference to the full text of the 2000 Directors Plan, which is attached to this proxy statement as Annex B. In the event this description and the 2000 Directors Plan are in conflict, the text of the 2000 Directors Plan will control in all cases.

PLAN SUMMARY

     The 2000 Directors Plan provides for the granting of options to purchase shares of Common Stock to non-employee directors of ISP. Under the 2000 Directors Plan, options may be granted from time to time until July 1, 2010, the expiration date of the 2000 Directors Plan. Currently, five persons are eligible to participate in the 2000 Directors Plan.

  Directors Who May Participate

     All directors of the Company who are not officers or employees of the Company or any subsidiary of the Company ("Eligible Directors") are eligible to receive options under and participate in the 2000 Directors Plan.

  Grant of Options and Awards

     The 2000 Directors Plan provides for an automatic grant to each person who first becomes an Eligible Director after the Effective Date of a non-qualified stock option to purchase 5,000 shares of Common Stock (an "Initial Option"), subject to adjustment as provided in the 2000 Directors Plan, upon the commencement of service as a non-employee director. The 2000 Directors Plan also provides for an automatic annual grant to each person who was or becomes an Eligible Director on or after the Effective Date of a non-qualified stock option to purchase 3,000 shares of Common Stock (an "Additional Option"), subject to adjustment as provided in the 2000 Directors Plan, on each anniversary of such Eligible Director's initial election or appointment, provided that the person serve as director through such anniversary date.

     The maximum number of shares for which options may be granted under the 2000 Directors Plan is 200,000, which may be authorized but unissued shares of Common Stock or shares of Common Stock held in the Company's treasury.

  Exercise of Options, Exercise Price and Duration

     The exercise price of non-qualified options granted under the 2000 Directors Plan is equal to the fair market value of a share of Common Stock on the date of grant of such option.

     The term of each option granted to Eligible Directors is nine years. Initial Options vest as to one-third of the shares subject thereto on each of the first through third anniversaries of the date of grant. Additional Options become exercisable in full on the first anniversary of the date of grant.

  Termination of Service, Transferability

     If an Eligible Director who has been granted options under the 2000 Directors Plan ceases to be a director of the Company for any reason, each option held on the date of such cessation, to the extent then exercisable, may be exercised at any time prior to the earlier to occur of the expiration date of the option or the expiration of 60 days following the date service as a director ceases. Options are not transferable by the optionee, except by will or the laws of descent and distribution.

     The 2000 Directors Plan permits option agreements to contain limited stock appreciation rights ("Limited Rights"). Under the Limited Rights, should a tender or exchange offer for the Common Stock be made by a bidder other than the Company, the optionee would be entitled to surrender any option or portion thereof (regardless of the extent to which the option was then exercisable) and to receive cash or Common Stock (or a combination thereof), as determined by the Board of Directors, equal to the difference between the aggregate fair market value of the shares subject to options on the date of surrender (as determined in accordance with the Limited Rights) and the aggregate exercise price.

  Amendment

     The Board of Directors of the Company may terminate, modify, suspend or amend the 2000 Directors Plan at any time and from time to time. No option shall be modified or amended without the consent of the optionee or the optionee's executor, administrator, guardian or legal representative to the extent that such action would adversely alter or impair any rights or obligations under any such option.

FEDERAL INCOME TAX EFFECTS OF PLAN PARTICIPATION

     The discussion below is based on federal income tax law and authorities as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion represents only a general summary of some of the applicable provisions of Federal income tax law.

     Non-qualified stock options ("NSOs") granted under the 2000 Directors Plan are options that do not qualify as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). An Eligible Director who receives an NSO does not recognize any taxable income upon the grant of such NSO. However, the Eligible Director generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over
(ii) the exercise price.

     A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the director with respect to his NSO, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Section 280G of the Code do not apply.

     If an individual exercises an NSO by delivering shares of Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an incentive stock option which is treated as a "disqualifying disposition", the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will recognize ordinary income as described above with respect to the exercise of the NSO as if he paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

     ERISA. The 2000 Directors Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     No employees and, therefore, no executive officers are eligible to receive options under the 2000 Directors Plan. Options to purchase an aggregate of 19,000 shares of Common Stock were granted under the 2000 Directors Plan to current non-employee directors as a group, subject to stockholder approval of the plan. If the proposed 2000 Directors Plan is approved by stockholders, these options will become effective, and Eligible Directors will automatically receive future grants of options as provided in the 2000 Directors Plan described above.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE INTERNATIONAL SPECIALTY PRODUCTS INC. 2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                                   PROPOSAL 3

               AMENDMENT TO THE INTERNATIONAL SPECIALTY PRODUCTS
                         2000 LONG TERM INCENTIVE PLAN

BACKGROUND

     The Board of Directors is proposing for stockholder approval an amendment to the International Specialty Products 2000 Long Term Incentive Plan (the "2000 LTI Plan"). The 2000 LTI Plan is intended to provide benefits that will attract and retain highly qualified persons as officers and employees of the Company and its subsidiaries, by providing a long-term incentive system that supports the Company's business strategy and emphasizes pay for performance by tying reward opportunities to corporate goals.

     In December 2000, the Compensation Committee of the Board of Directors unanimously approved amending the 2000 LTI Plan, subject to stockholder approval, to allow the Compensation Committee to grant Incentive Units (as hereinafter defined), in its sole discretion, with an Initial Value (as hereinafter defined) that is less than the value of such Incentive Units as normally determined under the 2000 LTI Plan and with any vesting schedule other than the vesting schedule normally provided by the 2000 LTI Plan, provided that the Incentive Units granted under such vesting schedule vest on a Valuation Date. The Compensation Committee also unanimously approved amending the 2000 LTI Plan, subject to stockholder approval, to increase the limit on the number of Incentive Units that may be granted to any eligible person during any calendar year from 500,000 to 700,000 Incentive Units. The amendment has permitted the Company greater flexibility in attracting and retaining highly qualified employees.

     The following is a summary of the principal provisions of the 2000 LTI Plan as it exists without giving effect to the proposed amendment. The full text of the proposed amendment to the 2000 LTI Plan is attached to this proxy statement as Annex C.

PLAN SUMMARY

     The 2000 LTI Plan permits the grant of Incentive Units based on the Company's book value to eligible employees of the Company and its subsidiaries.

  Employees Who May Participate

     Every employee of the Company or any of its subsidiaries is eligible to participate in the 2000 LTI Plan. However, the employees entitled to receive grants of Incentive Units or exchange stock options for Incentive Units will be determined by the Compensation Committee in its sole discretion. As of March 30, 2001, the Company had approximately 2,600 employees.

  Description of Incentive Units

     The number of incentive units ("Incentive Units") granted to each employee is determined by the Compensation Committee in its sole discretion. The number of Incentive Units to be received by each employee in exchange for stock options, and the number of stock options that can be exchanged for Incentive Units, is also determined by the Compensation Committee in its sole discretion. Currently, the maximum number of Incentive Units that may be received by any eligible employee under the 2000 LTI Plan in any calendar year is 500,000, subject to adjustment in the case of reorganization, recapitalization, stock split, stock dividend, combination of shares or otherwise. If the proposed amendment to the 2000 LTI Plan is approved, the maximum number of Incentive Units that may be received by any eligible employee during any calendar year will be limited to 700,000. No Incentive Units will be granted under the 2000 LTI Plan more than five years after the Effective Date.

     The initial value (the "Initial Value") of Incentive Units granted under the 2000 LTI Plan normally is equal to the value of such Incentive Units determined as of the Valuation Date (as hereinafter defined) on which the grant occurred, except that the Initial Value of Incentive Units exchanged for stock options is equal to the value of such Incentive Units determined as of a Valuation Date selected by the Compensation

Committee in its sole discretion. The value of an Incentive Unit generally is the sum of the Company's total stockholders' equity (adjusted to exclude accumulated comprehensive income and losses), divided by the total number of outstanding shares of Common Stock. A "Valuation Date" is the last business day of each fiscal quarter of the Company. If the proposed amendment to the 2000 LTI Plan is approved, the Compensation Committee, in its sole discretion, may grant Incentive Units with an Initial Value that is less than the value of such Incentive Units as normally determined under the 2000 LTI Plan.

     In the event of a change in the Company's outstanding Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares or otherwise, there will be substituted for, added to or subtracted from each Incentive Unit then outstanding under the 2000 LTI Plan the number of additional or partial Incentive Units that, in the sole discretion of the Compensation Committee, accurately reflects the effect of such reorganization, recapitalization, stock split, stock dividend, share combination or other such event, and the Initial Value of each Incentive Unit will also be adjusted by the Compensation Committee if it determines in its sole discretion that such adjustment is appropriate.

  Incentive Units Available; Exchange of Options

     The Compensation Committee has authorized 5,000,000 Incentive Units for issuance to participants. The Compensation Committee may, in its sole discretion, permit one or more participants to exchange stock options they hold under the 1991 Incentive Plan for Incentive Units under the 2000 LTI Plan.

  Vesting and Duration

     Incentive Units normally vest cumulatively, in twenty percent (20%) increments, on each anniversary of the date such Incentive Units were granted to the employee or received in exchange for stock options. If the proposed amendment to the 2000 LTI Plan is approved, the Compensation Committee, in its sole discretion, may grant Incentive Units with any vesting schedule other than the vesting schedule normally provided in the 2000 LTI Plan. Vesting will end upon the termination of an employee's employment with the Company or any subsidiary for any reason. Incentive Units may be exercised for six years from the date of grant, subject to the provisions regarding "Termination of Employment" described below.

     In the event of a "Change in Control" of the Company (as defined in the 2000 LTI Plan), all Incentive Units granted by the Compensation Committee under the 2000 LTI Plan will become fully and immediately vested and payable in cash.

  Exercise of Incentive Units, Exercise Price

     Upon exercise of an Incentive Unit, the employee will receive from a subsidiary of the Company in cash the excess, if any, of the value of such Incentive Unit as of the Valuation Date on or, in the event of an exercise between Valuation Dates, immediately preceding the exercise date (the "Final Value"), over the Initial Value of such Incentive Unit (subject to all appropriate withholdings). The value of a partial Incentive Unit will be determined by the same method, but pro rated to reflect the percentage of a whole Incentive Unit reflected by such partial Incentive Unit.

     If an employee received any Incentive Units in exchange for stock options, a special provision of the 2000 LTI Plan governs the cash amount to be received by such employee in the event of a Change in Control of the Company within one year of such exchange of stock options. In such event, the amount to be received (subject to all appropriate withholdings) will be equal to the greater of (i) the amount determined by subtracting the Initial Value from the Final Value of each Incentive Unit pursuant to the procedures described in the immediately preceding paragraph, or (ii) the difference between the market price of the Common Stock at the time of the Change in Control and the exercise price of the stock options exchanged by the employee for Incentive Units, multiplied by the number of shares of Common Stock underlying such stock options.

  Termination of Employment, Transferability

     Upon termination of an employee's employment with the Company or any subsidiary for Good Cause (as defined in the 2000 LTI Plan), the Incentive Units granted to such employee will be immediately forfeited and unexercisable. If an employee's employment is terminated due to his or her death, long-term disability or retirement, the vested Incentive Units granted to such employee will be exercisable for one year, unless, prior to the end of such one year period, the sixth anniversary of the grant of such Incentive Units occurs. If an employee's employment is terminated for any other reason, the employee will have 90 days to exercise his or her vested Incentive Units, unless, prior to the end of such 90 day period, the sixth anniversary of the grant of such Incentive Units occurs.

     An employee may not sell, assign, redeem, pledge, transfer or otherwise encumber an accrued but unpaid Incentive Unit, except by will or the laws of descent and distribution.

  Amendment

     The Compensation Committee may amend the 2000 LTI Plan from time to time or suspend or terminate the 2000 LTI Plan at any time. No amendment of the 2000 LTI Plan may be made without approval of the stockholders of the Company if the amendment will (i) increase the maximum number of Incentive Units that may be granted to an individual participant under the 2000 LTI Plan during any particular calendar year, (ii) modify the requirements as to eligibility for participation in the 2000 LTI Plan or (iii) change the vesting provisions of the 2000 LTI Plan.

COSTS

     The costs and expenses of administering the 2000 LTI Plan are borne by the Company and are not charged against any award or to any employee receiving an Incentive Unit.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The statements in the following paragraphs of the principal U.S. federal income tax consequences of Incentive Units under the 2000 LTI Plan are based on federal income tax law and authorities as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary of some of the applicable provisions of federal income tax law.

     Incentive Units. An employee who receives an Incentive Unit will not recognize any taxable income upon the grant of such Incentive Unit. However, the employee generally will recognize ordinary income upon the receipt of cash pursuant to the exercise of an Incentive Unit. The ordinary income recognized with respect to the receipt of cash upon exercise of an Incentive Unit will be subject to both wage withholding and other employment taxes.

     Dividend Equivalents. Holders of Incentive Units who are credited with additional Incentive Units under the 2000 LTI Plan to account for dividends paid on the Common Stock will be taxed with respect to such additional Incentive Units in the manner described in the preceding paragraph (i.e., no income recognition on date of receipt of additional Incentive Units, but rather ordinary income recognition on the date of exercise).

     Company Tax Treatment. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her Incentive Units, provided that such amount constitutes an ordinary and necessary business expense to the Company, is reasonable, and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

     Change in Control. In general, if the total amount of payments to an individual that are contingent upon a "change in control" of the Company (as defined in Section 280G of the Code), including payments under the 2000 LTI Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

     Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an Incentive Unit). One such exception applies to certain performance-based compensation, provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company believes that Incentive Units granted under the 2000 LTI Plan (other than Incentive Units granted to participants in exchange for options) should qualify for the performance-based compensation exception to Section 162(m) of the Code with respect to those Incentive Units granted with an Initial Value at or above the value at the date of grant of such Incentive Units.

     Certain Incentive Units granted in 2000 under the 2000 LTI Plan are subject to stockholder approval of the proposed amendment. The following table sets forth the Incentive Units that have been granted to the persons and groups referred to below under the 2000 LTI Plan, subject to stockholder approval of the proposed amendment to the 2000 LTI Plan:

                                                              NUMBER OF
NAME AND POSITION                                             UNITS(1)
-----------------                                             ---------
Samuel J. Heyman............................................         0
  Chairman of the Board
Sunil Kumar.................................................   142,080(2)
  President and Chief Executive Officer
Richard A. Weinberg.........................................    50,000
  Executive Vice President, General Counsel and Secretary
Susan B. Yoss...............................................     3,075
  Executive Vice President -- Finance and Treasurer
Andrew G. Mueller...........................................    15,000
  Executive Vice President -- Operations
Executive Group.............................................   254,530(3)
Non-Employee Directors......................................        --(4)
Non-Executive Employee Group................................   835,224

---------------
(1) For information relating to the potential value of these units, see "Compensation of Executive Officers of the Company -- Long-Term Incentive Plan -- Awards in 2000."

(2) These 142,080 Incentive Units were granted to Mr. Kumar, subject to stockholder approval of the proposed amendment in two grants. The first grant was for 67,080 Incentive Units at an Initial Value determined as normally determined under the 2000 LTI Plan. The second grant was for 75,000 Incentive Units at an Initial Value that was less than that normally determined under the 2000 LTI Plan.

(3) Of these 254,530 Incentive Units, 187,450 Incentive Units were granted to the Company's executive officers at Initial Values that were less than the Initial Values that such Incentive Units would otherwise have been granted as normally determined under the 2000 LTI Plan.

(4) Non-Employee Directors of the Company are not eligible to participate in the 2000 LTI Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE INTERNATIONAL SPECIALTY PRODUCTS 2000 LONG TERM INCENTIVE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     No accounting firm has been selected to date to audit the accounts of the Company for 2001. No such selection shall be made without the recommendation and approval of ISP's Audit Committee.

     Arthur Andersen LLP performed the audit of the Company's accounts in 2000. A representative of Arthur Andersen is expected to be present at the meeting to answer appropriate questions that may be asked by stockholders and will have an opportunity to make a statement.

                 STOCKHOLDERS PROPOSALS FOR 2002 ANNUAL MEETING

     Proposals of security holders intended for possible action at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices prior to December 21, 2001. All proposals received will be subject to the applicable rules of the Securities and Exchange Commission. A duly executed proxy given in connection with the 2002 Annual Meeting of Stockholders will confer discretionary authority on the persons named as proxies in such proxy, or any of them, to vote at such meeting on any matter of which the Company does not have written notice on or before March 7, 2002, without advice in the Company's proxy statement as to the nature of such matter.

                                 OTHER MATTERS

     The cost of the solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by telephone, telegraph or personal interview by employees of ISP without additional compensation.

     The Company will reimburse brokerage firms, banks, trustees, nominees and other persons authorized by the Company for their out-of-pocket expenses in forwarding proxy material to the beneficial owners of Common Stock.

     Management does not know of any other matters that will be presented at the meeting other than matters incident to the conduct thereof. However, if any matters properly come before the meeting or any adjournment or postponement thereof, it is intended that the persons named in the accompanying proxy will vote thereon in their discretion.

     For a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission, please contact: Stockholder Relations Department, International Specialty Products Inc., 1361 Alps Road, Wayne, New Jersey 07470 or visit the Securities and Exchange Commission website at http://www.sec.gov.

                                          By Order of the Board of Directors

                                                 /s/ Richard A. Weinberg
                                                     RICHARD A. WEINBERG
                                                     Secretary

Wayne, New Jersey
April 19, 2001

                                                                         ANNEX A

                        INTERNATIONAL SPECIALTY PRODUCTS
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                   I. PURPOSE

     The primary purpose of the Audit Committee of the Board of Directors of International Specialty Products is to provide independent and objective oversight of the accounting functions and internal controls of International Specialty Products ("ISP"), its subsidiaries and affiliates and to ensure the objectivity of ISP's financial statements. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. The Committee shall also review and advise the Board with respect to ISP's risk management policies, and tax policies.

                                 II. FUNCTIONS

     The Audit Committee shall perform the following functions:

     1. INDEPENDENT ACCOUNTANTS. Recommend to the Board the firm to be employed by ISP as its independent accountants, which firm shall be ultimately accountable to the Board and the Committee as representatives of shareholders.

     2. PLAN OF AUDIT. Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants their report on the audit and review with management the independent accountants suggested changes or improvements in ISP's accounting practices or controls.

     3. ACCOUNTING PRINCIPLES AND DISCLOSURE. Review significant developments in accounting rules. The Committee shall review with management recommended changes in ISP's methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements.

     4. INTERNAL ACCOUNTING CONTROLS. Consult with the independent accountants regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent accountants regarding internal controls shall be conducted out of management's presence. In connection with this function, have the General Counsel circulate a Code of Conduct concerning ISP's compliance with financial disclosure and accounting laws.

     5. FINANCIAL DISCLOSURE DOCUMENTS. Review with management and the independent accountants ISP's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders and following the satisfactory completion of each year-end review recommend to the Board the inclusion of the audited financial statements in ISP's filing on Form 10-K. The review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management's presence of the quality of ISP's accounting principles as applied in its financial reporting, the clarity of ISP's financial disclosures and degree of aggressiveness or conservatism of ISP's accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure and reviewed by the independent accountants.

     6. INTERNAL CONTROL SYSTEMS. Review with management and internal auditors ISP's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns. The Committee also shall review internal audit plans in significant compliance areas.

     7. ETHICAL ENVIRONMENT. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

     8. OVERSIGHT OF EXECUTIVE OFFICERS AND DIRECTORS AND CONFLICTS OF INTEREST. Review any significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Company policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee also shall review any significant questionable or illegal payments.

     9. OVERSIGHT OF INDEPENDENT ACCOUNTANTS. Evaluate the independent accountants on an annual basis, and where appropriate, recommend a replacement for the independent accountants. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and ISP. The Committee also shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant's report take, or recommend that the Board take, appropriate action to satisfy itself of the independent accountant's independence.

     10. ADEQUACY OF PERSONNEL. Review periodically the adequacy of ISP's accounting, financial, and auditing personnel resources.

     11. RISK MANAGEMENT. Review periodically risk management policies in light of ISP's business strategy, capital strength, and overall risk tolerance. The Committee also shall evaluate on a periodic basis ISP's investment and derivatives risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

     12. TAX POLICIES. Review periodically ISP's tax policies and any pending audits or assessments.

     13. OFFERINGS OF SECURITIES. Perform appropriate due diligence on behalf of the Board of Directors with respect to ISP's offerings of securities.

     14. CHARTER AMENDMENTS. Review this Charter periodically, assess its adequacy and propose appropriate amendments to the Board.

     The Committee's function is one of oversight and review, and it is not expected to audit ISP, to define the scope of the audit, to control ISP's accounting practices, or to define the standards to be used in preparation of ISP's financial statements.

                        III. COMPOSITION & INDEPENDENCE

     The Committee shall consist of not less than three independent members, who shall be appointed by the Board of Directors. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the Committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual's financial sophistication. No member of the Committee shall be employed or otherwise affiliated with ISP's independent accountants.

     In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

                            IV. QUORUM AND MEETINGS

     A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee shall meet on a regular basis. Meetings shall be scheduled at the discretion of the Chairman. Notice of the meetings shall be provided at least ten days in advance, unless such notice is waived in accordance with the Charter or By-laws of the company. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

                                   V. REPORTS

     The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

     The Committee shall report to shareholders in Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

                              VI. OTHER AUTHORITY

     The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

     The Committee will perform such other functions as are authorized for this Committee by the Board of Directors Statement of Purpose and Responsibilities or the Board of Directors.

                                                                         ANNEX B

                     INTERNATIONAL SPECIALTY PRODUCTS INC.
               2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1. PURPOSE

     The purpose of this 2000 Stock Option Plan for Non-Employee Directors (the "Plan") of International Specialty Products Inc. (the "Company") is to encourage ownership of the Company's common stock, $.01 par value ("Common Stock"), by outside directors of the Company, whose services are considered essential to the Company's future growth and continued financial success and to thereby provide them with a further incentive to continue as directors of the Company. The stock options (the "Option" or "Options") granted pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any Eligible Director (as hereinafter defined) participating in the Plan.

2. PARTICIPATION IN THE PLAN

     All directors of the Company who are not officers or employees of the Company or any subsidiary of the Company ("Eligible Director(s)") shall participate in the Plan, except for any Eligible Director who shall elect in a written notice to the Secretary of the Company not to participate in the Plan.

3. COMMON STOCK SUBJECT TO THE PLAN

     The maximum number of shares of Common Stock available for the exercise of Options granted under the Plan shall be two hundred thousand (200,000) shares. Such number of shares of Common Stock shall be subject to adjustment as provided in Section 7 of the Plan. Such shares may be authorized but unissued shares of Common Stock or shares of Common Stock issued and reacquired by the Company and held in its treasury. If any outstanding Option expires or is terminated for any reason without having been exercised in full, the shares of Common Stock covered by the unexercised portion of such Option shall again become available for the grant of Options.

4. NONSTATUTORY STOCK OPTIONS

     All Options shall be nonqualified Options and shall not be entitled to tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date, and as may be amended from time to time (the "Code").

5. TERMS, CONDITIONS AND FORM OF OPTIONS

     (a) OPTION AGREEMENTS. Each Option granted under the Plan shall be evidenced by a written agreement setting forth the terms and conditions of such grant (the "Stock Option Agreement"), which shall be executed by the Company and by the person to whom the Option is granted.

     (b) GRANT OF OPTIONS. Each person who first becomes an Eligible Director after the Effective Date (as hereinafter defined) of the Plan shall be granted automatically, as of the date such person becomes an Eligible Director, an Option to purchase 5,000 shares of Common Stock of the Company (the "Initial Option"), subject to adjustment as provided in Section 7 of the Plan. Each person who is an Eligible Director on the Effective Date and each person who first becomes an Eligible Director thereafter shall be granted automatically, on each anniversary date of such Eligible Director's initial election or appointment to the Board of Directors, commencing in the year 2000, an additional Option to purchase 3,000 shares of Common Stock of the Company (an "Additional Option"), subject to adjustment as provided in Section 7 of the Plan, provided that such Eligible Director has continued to serve in such capacity through such anniversary date. If the date of grant of any Option is not a business day, such Option shall be granted on the next succeeding business day.

     (c) OPTIONS NOT TRANSFERABLE. The rights and benefits under the Plan may not be assigned, except as provided in this Section 5(c). Each Option shall not be transferable by the optionee, except by will or, if the optionee dies intestate, by the laws of descent and distribution of the state of the optionee's domicile at the time of his death, and shall be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (d) EXERCISE OF OPTIONS. Subject to Section 5(e) hereof, an Option granted under the Plan shall, to the extent not exercised, expire on the ninth anniversary of the date of grant. To the extent that an Option is not exercised within the period of time prescribed by the Plan and the Stock Option Agreement confirming the Option, the Option shall lapse and all rights of the optionee with respect to it shall terminate. An Initial Option granted to an Eligible Director shall vest and become exercisable in equal annual installments on each of the first through third anniversaries of the date of grant. An Additional Option granted to an Eligible Director shall fully vest and become exercisable with respect to one hundred percent (100%) of the aggregate number of shares of Common Stock subject to such Additional Option on the first anniversary of the date of grant. Options may be exercised only by written notice to the Company addressed to the office of the Secretary of the Company and accompanied by payment of the full exercise price for the shares as to which they are exercised.

     (e) TERMINATION OF SERVICE; EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OR DISABILITY OF DIRECTOR. If an Eligible Director who has been granted Options under the Plan shall cease to be a director of the Company for any reason then each Option held by such Eligible Director on the date of such cessation, to the extent then exercisable, may be exercised at any time prior to the earlier of
(i) its expiration date or (ii) the expiration of a sixty (60) day period following the date of such cessation.

6. OPTION EXERCISE PRICE; PAYMENT FOR SHARES

     (a) The exercise price for each share of Common Stock subject to an Option shall be equal to the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of grant of such Option and shall be payable in cash (including check, bank draft, money order or wire transfer), or, if approved by the Board of Directors in its sole discretion, by delivering shares of Common Stock already owned by the optionee and having an aggregate value (based on the Fair Market Value of the Common Stock so delivered as of the day preceding the date of delivery) equal to the exercise price of the Option shares purchased, or by delivering to the Company a combination of such shares and cash having an aggregate value (based on the Fair Market Value of the Common Stock so delivered as of the date preceding the date of delivery) equal to the exercise price of the Option shares purchased.

     (b) For purposes of Section 6 hereof, "Fair Market Value", as of any date, shall mean (i) in the event the Common Stock is listed on a national securities exchange, the closing price as reported for composite transactions on the date, or, if no sales occurred on that date, then the closing price on the next preceding date on which such sales of Common Stock occurred; (ii) in the event the Common Stock is not listed on a national securities exchange, the mean between the high bid and the low asked prices reported for shares of Common Stock traded over-the-counter on that date, or, if no bid and asked prices were reported on that date, then the mean between the high bid and low asked prices on the next preceding date on which such prices were reported; or (iii) in the event there are no over-the-counter prices for the Common Stock and it is not listed on a national securities exchange, the fair market value determined by the Board of Directors either on the basis of the available price of the Common Stock or in such other manner as the Board of Directors may deem reasonable.

7. GENERAL PROVISIONS

     (a) NO RIGHTS AS STOCKHOLDERS. An Eligible Director to whom an Option is granted shall not be deemed the holder of any shares subject to the Option or have any rights of a stockholder with respect thereto until the date of issuance to such Eligible Director of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date precedes the date such certificate is issued.

     (b) TERM OF THE PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date of the Plan. No Options shall be granted more than ten (10) years after the Effective Date.

     (c) LIMITATION OF RIGHTS. Neither the Plan, nor the granting of an Option, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Eligible Director, nor confer upon any Eligible Director the right to remain a member of the Board of Directors, for any period of time or at any particular rate of compensation.

     (d) ADJUSTMENTS. The aggregate number of shares of Common Stock subject to the Plan, the number of shares subject to outstanding Options, the exercise price of such outstanding Options and the number of shares covered by future Option grants shall be appropriately adjusted, in any reasonable manner determined by the Board of Directors, to reflect any future stock dividends, stock splits, split-ups, reorganizations, recapitalizations or other substitutions of securities of the Company for the present Common Stock. Such adjustment shall be effective and binding for all purposes of the Plan and each Stock Option Agreement entered into under the Plan. Upon the effective date of any merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the then outstanding shares of Common Stock) and upon the effective date of any sale of all or substantially all of the assets of the Company to any other entity (a "Terminating Event"), the Plan and any unexercised Options granted under the Plan shall terminate unless a provision shall be made in writing in connection with such Terminating Event for the continuance of the Plan and, if the Company is not the surviving corporation, for the assumption of such unexercised Options by a successor parent or subsidiary thereof or for the substitution for such unexercised Options of new Options covering shares of such successor with appropriate adjustments as to number, price and kind of securities or property subject to such new Options. In such event, the Plan and the unexercised Options theretofore granted or the new Options substituted therefor shall continue in the manner and under the terms provided in the Plan. No adjustment or substitution provided for in this Section 7 shall require the Corporation to issue a fractional share.

     (e) SURRENDER AND REPURCHASE OF OPTIONS. A Stock Option Agreement may provide that in the event of any tender or exchange offer (other than an offer by the Company) for shares of Common Stock, the optionee will have the unconditional right (a "Limited Right") to surrender all or any portion of such Option (regardless of the extent to which such Option is then exercisable) during the 30-day period following the date shares are first purchased or exchanged pursuant to such offer (but without regard to the number of shares so purchased) and to receive in consideration of such surrender an amount equal to the excess of the "Fair Market Value on the date of surrender" (as hereinafter defined) of the shares covered by the surrendered portion of the Option over the exercise price of the shares covered by such portion of the Option. Such amount shall be paid in (i) cash, (ii) Common Stock, or (iii) any combination of cash and Common Stock, with the form of payment to be at the election of the Board of Directors, provided, however, that in every instance the Board of Directors shall determine that such payment is consistent with the purposes set forth in
Section 1 of the Plan. For the purposes of Limited Rights, the term "Fair Market Value on the date of surrender" shall mean the average of the Fair Market Value of the shares of Common Stock during the period commencing on the date the bidder publicly announced its intention to pay the price which was initially paid for, or the exchange ratio which was initially used for, such shares first purchased or exchanged and ending on the date on which such shares were first purchased or exchange, inclusive.

     (f) EFFECTIVE DATE. This Plan shall take effect on and as of July 1, 2000 (the "Effective Date"), subject to approval of the Plan by the stockholders of the Company by no later than the next Annual Meeting of Stockholders of the Company to occur after the Effective Date. If such stockholder approval is not obtained on or prior to the date of such Annual Meeting, all prior Option grants shall be void ab initio and of no further force and effect. In no event shall any Option be exercisable unless the Common Stock subject thereto (i) has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the Securities Act and from qualification under such state "blue sky" laws is available and (ii) has been admitted to listing on any stock exchange on which the Common Stock may then be listed free of any conditions not acceptable to the Company.

     (g) AMENDMENT. The Board of Directors of the Company may terminate, modify, suspend or amend the Plan at any time and from time to time. No Option shall be modified or amended without the consent of the optionee or the optionee's executor, administrator, guardian or legal representative to the extent that such action would adversely alter or impair any rights or obligations under any Option granted under the Plan.

     (h) NOTICE. Any written notice to the Company required by any of the provisions of the Plan or a Stock Option Agreement under the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

8. GOVERNING LAW

     The Plan, together with all Options and Stock Option Agreements under the Plan, and all determinations made and actions taken pursuant hereto, shall be governed by the laws of the State of New Jersey, to the extent not superseded by the laws of the United States.

                                                                         ANNEX C

                             AMENDMENT NO. 2 TO THE
                        INTERNATIONAL SPECIALTY PRODUCTS
                         2000 LONG TERM INCENTIVE PLAN

     This Amendment No. 2 (the "Amendment") to the International Specialty Products 2000 Long Term Incentive Plan, as amended (the "Plan"), is effective as of December 31, 2000 (the "Effective Date").

     1. Section IV(a) of the Plan is hereby amended to read in its entirety as follows:

          "(a) Grant of Incentive Units. The Committee may, in its sole discretion, grant Incentive Units to any one or more Employees. The number of Incentive Units granted to each Employee shall be determined by the Committee in its sole discretion. Subject to adjustment as provided in
     Section IV(d) below, the maximum number of Incentive Units which may be granted to any individual participant under the Plan (including Incentive Units granted to a participant in exchange for Options) during any particular calendar year shall not exceed 700,000. Incentive Units may only be granted on a Valuation Date. Subject to adjustment as provided in
     Section IV(d) below, the "Initial Value" of any Incentive Unit granted under this Plan shall normally be equal to the value of such Incentive Unit determined (under Section I(k) hereof) as of the Valuation Date on which such Incentive Unit is granted. The Committee, however, may in its sole discretion grant Incentive Units with an "Initial Value" that is lower than the value of such Incentive Units as normally determined on any given Valuation Date."

     2. Section IV(e) of the Plan is hereby amended to read in its entirety as follows:

          "(e) Vesting in Incentive Units. The Incentive Units granted to an Employee or received by an Employee in exchange for Options (including any additional whole or partial Incentive Units credited to the Employee as a result of the payment of a dividend on the Corporation's common stock or a recapitalization) shall normally vest cumulatively, in twenty percent (20%) increments, on each anniversary of the date such Incentive Units were granted to the Employee or received in exchange for Options and such vesting shall end upon the termination of an Employee's employment with the Corporation or any subsidiary for any reason whatsoever; provided, however, that the Committee may in its sole discretion grant Incentive Units with any other vesting schedule, provided that Incentive Units granted under such vesting schedule vest on a Valuation Date. However, (i) such Incentive Units will become fully and immediately vested and payable in cash (pursuant to the terms of Section IV(g) hereof) in the event of a Change in Control of the Corporation and (ii) such Incentive Units, to the extent not then exercised, shall become immediately forfeited and totally unexercisable upon the termination of an Employee's employment with the Corporation or any Subsidiary for Good Cause."

     3. Except as amended hereby, the Plan remains unmodified.

     4. The above amendments to the Plan are effective as of the Effective Date, provided that such amendments are approved by the stockholders of International Specialty Products Inc. (the "Corporation") at an annual meeting, any special meeting or by written consent of the stockholders of the Corporation within twelve months of the Effective Date, and such approval of the stockholders shall be a condition to the right of each participant to receive any Incentive Units (as defined in the Plan) under the Plan, as amended hereby. Any Incentive Units granted under the Plan, as amended hereby, prior to such approval of the stockholders shall be effective as of the date of grant, but no such Incentive Unit may be exercised and no restrictions relating to any Incentive Unit may lapse prior to such stockholder approval, and if the stockholders fail to approve the Plan as specified hereunder, any such Incentive Unit shall be cancelled.

                               FORM OF PROXY CARD

                      INTERNATIONAL SPECIALTY PRODUCTS INC.

             PROXY FOR THE ANNUAL MEETING TO BE HELD AT 10:00 A.M.,
                    LOCAL TIME, ON TUESDAY, MAY 15, 2001, AT
            WEIL, GOTSHAL & MANGES LLP, 767 FIFTH AVENUE, 25TH FLOOR,
                               NEW YORK, NEW YORK

         The undersigned hereby appoints Richard A. Weinberg and Randall R. Lay, and each of them, proxies, with full power of substitution, to represent and to vote and act with respect to all of the undersigned's shares of common stock of International Specialty Products Inc. at the Annual Meeting of Stockholders of International Specialty Products Inc. to be held on Tuesday, May 15, 2001, and at any adjournments or postponements thereof, as designated herein upon the proposals set forth herein and, in their discretion, upon such other matters as may properly be brought before the meeting.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED IT WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER BUT, UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2 AND 3.

Change of Address

___________________________                INTERNATIONAL SPECIALTY PRODUCTS INC.
___________________________                P.O. BOX 11028
___________________________                NEW YORK, N.Y. 10203-0028

(continued on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.       ELECTION OF DIRECTORS

FOR all nominees        WITHHOLD AUTHORITY to vote            *EXCEPTIONS
listed below      [___] for all nominees listed below   [___]              [___]

Nominees: Charles M. Diker, Robert Englander, Samuel J. Heyman, Sanford Kaplan, Sunil Kumar, Burt Manning and Alan M. Meckler

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ________________________________________________________


2. ADOPTION OF THE INTERNATIONAL SPECIALTY PRODUCTS INC. 2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

FOR      [____]            AGAINST  [____]                    ABSTAIN [___]



3. APPROVAL OF AMENDMENT TO THE INTERNATIONAL SPECIALTY PRODUCTS 2000 LONG TERM INCENTIVE PLAN

FOR      [____]            AGAINST  [____]                    ABSTAIN [___]


4. Such other business as may properly come before the meeting and any adjournment or postponement thereof.

                                    Change of Address
                                    On Reverse Side  ____

                                    Please vote, sign and date this proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States. Your signature(s) should correspond with the name(s) appearing in the space at the left. Where signing in a fiduciary or representative capacity, please give your full title as such. If shares are held in more than one capacity, this proxy will be deemed to vote all shares held in all capacities.

                                    Dated ________________________________, 2001

                                          ______________________________________
                                                        Signature

                                          ______________________________________
                                                  Signature, if held jointly

PLEASE SIGN, DATE AND RETURN THE PROXY               Votes must be indicated
Card Promptly Using the Enclosed Envelope.           (x) in black or blue ink. X


                                       ii